Exhibit 99.1

Direct Digital Holdings Reports Fourth Quarter & Full Year 2021 Financial Results

Full Year 2021 Revenue Up 206% Year-Over-Year to $38.1 Million, with Fourth Quarter 2021 Revenue Up 95%

Houston, March 29, 2022 -- Direct Digital Holdings, Inc. (Nasdaq: DRCT) (“Direct Digital”), a leading advertising and marketing technology holding group, announced financial results for the fourth quarter and fiscal year ended December 31, 2021.

Chairman and Chief Executive Officer Mark Walker said, “2021 was an incredible year for us, as we continued to execute on our vision of building a world-class buy- and sell-side advertising platform for middle-market clients. In 2021 we doubled our revenue through organic growth and the integration of Orange142 acquired in late 2020 and expect to see continued benefits from the rapid digitization of small- and mid-sized companies moving into programmatic and digital advertising, the increasing localization of programmatic advertising, and with growth of multicultural audiences and targeted ad spend. We are excited for our new journey as a publicly listed company, and to continue to achieve our ambitious goals in 2022 and beyond.”

Keith Smith, President, added, “The strategic refinancing of our debt, coupled with our IPO, has positioned us to effectively execute our operational objectives in the coming year.”

Fourth Quarter 2021 Financial Highlights:

•	Revenue increased to $12.9 million in the fourth quarter of 2021, an increase of $6.3 million, or 95% over the $6.6 million in the same period of 2020.

▪	Our sell-side advertising segment grew to $6.7 million and contributed $5.4 million of the increase, or 410% over the $1.3 million in the same period of 2020.
▪	Our buy-side advertising segment grew to $6.2 million and contributed $0.9 million of the increase, or 17% over the $5.3 million in the same period of 2020.

•	Operating income increased to $1.3 million for the fourth quarter of 2021 compared to approximately $40,000 in the same period of 2020.

•	Existing term loan was refinanced, and we entered into new credit facility with Lafayette Square for up to $32.0 million consisting of a $22.0 million closing date term loan and an up to $10.0 million delayed draw term loan for future acquisitions.

•	Net loss was $(2.1) million in the fourth quarter of 2021, compared to $(0.5) million in the same period of 2020.

•	Adjusted EBITDA(1) was $1.8 million in the fourth quarter 2021, compared to $1.0 million in the same period of 2020.

•	Net operating cash generated for the quarter was $0.6 million compared to a net operating cash of $0.4 million generated in the same period of 2020.

Fiscal Year 2021 Financial Highlights:

•	Revenue in fiscal year 2021 increased to $38.1 million, an increase of $25.6 million, or 206%, over the $12.5 million in fiscal year 2020.

▪	Our sell-side advertising segment ended the year at $12.0 million in revenue and contributed $9.2 million of the increase, or 326% over the $2.8 million of sell-side revenue in fiscal year 2020.
▪	Our buy-side advertising segment ended the year at $26.1 million in revenue and contributed $16.5 million of the increase, or 171% over the $9.7 million of buy-side revenue in fiscal year 2020. We acquired Orange142, LLC (“Orange142”) in September 2020, which contributed $15.8 million to the increase, and the remaining growth represented $0.7 million.

•	Operating income increased $5.2 million, or 619%, to $4.4 million for 2021 compared to an operating loss of ($0.8) million for 2020.

•	Net loss for 2021 was $(1.5) million, compared to $(0.9) million in 2020.

•	Adjusted EBITDA (1) for 2021 was $6.4 million, compared to $0.6 million for 2020.

•	Net increase in operating cash for 2021 was $3.8 million, compared to a net operating cash decrease of $(0.6) million for 2020.

Business Highlights

▪	For fiscal year 2021, we processed approximately 574 billion impressions through our sell-side advertising segment.

▪	During the fourth quarter ended December 31, 2021, our sell-side advertising platform’s processing of impressions grew to an average of over 70 billion per month, processed over 685 billion auction bid requests and served approximately 80,000 buyers.

▪	Our buy-side advertising segment served over 200 customers during 2021, compared to 150 customers during 2020.

Financial Outlook

Our guidance assumes that the U.S. economy continues to recover, and we do not have any major COVID-19-related setbacks that may cause economic conditions to deteriorate or otherwise significantly reduce advertiser demand. While we plan to offer annual guidance and update it throughout the year, we provide our initial expectations on Q1 2022 since we are so far into the quarter. Accordingly, we estimate the following:

•	For the first quarter of 2022, we expect revenue to be in the range of $11.0 million to $11.5 million, or 98% year-over-year growth at the mid-point.

•	For fiscal year 2022, we expect revenue to be in the range of $48.0 million to $52.0 million, or 31% year-over-year growth at the mid-point.

“With our transition to a publicly listed company, we look forward to executing our growth plan with a keen focus on enhancing shareholder value. Additionally, we anticipate continuing to invest in our core business and infrastructure to further support our rapid organic growth and our inorganic growth strategies.  We continue to focus on our top-line growth, and we remain disciplined in our goal of increasing Adjusted EBITDA and positive cash flow.” commented Mark Walker.

Conference Call and Webcast Details

Direct Digital will host a conference call on Tuesday, March 29, 2022 at 5:00 p.m. Eastern Time to discuss the Company’s quarterly and annual financial results. The live webcast and replay can be accessed at https://ir.directdigitalholdings.com/. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. For those who cannot access the webcast, a replay will be available at https://ir.directdigitalholdings.com/ for a period of twelve months.

Footnote

(1)“Adjusted EBITDA” is a non-GAAP financial measure. The section titled “Non-GAAP Financial Measures” below describes our usage of non-GAAP financial measures and provides reconciliations between historical GAAP and non-GAAP information contained in this press release.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are subject to certain risks, trends and uncertainties. As used below, “we,” “us,” and “our” refer to Direct Digital. We use words such as “could,” “would,” “may,” “might,” “will,” “expect,” “likely,” “believe,” “continue,” “anticipate,” “estimate,” “intend,” “plan,” “project” and other similar expressions to identify forward-looking statements, but not all forward-looking statements include these words. All statements contained in this release that do not relate to matters of historical fact should be considered forward-looking statements. All of our forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Our forward-looking statements are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. Although we believe that these forward-looking statements are based on reasonable assumptions, many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance expressed in or implied by the forward-looking statements, including, but not limited to: our dependence on the overall demand for advertising, which could be influenced by economic downturns; any slow-down or unanticipated development in the market for programmatic advertising campaigns; the effects of health epidemics, such as the ongoing global COVID-19 pandemic; operational and performance issues with our platform, whether real or perceived, including a failure to respond to technological changes or to upgrade our technology systems; any significant inadvertent disclosure or breach of confidential and/or personal information we hold, or of the security of our or our customers’, suppliers’ or other partners’ computer systems; any unavailability or non-performance of the non-proprietary technology, software, products and services that we use; unfavorable publicity and negative public perception about our industry, particularly concerns regarding data privacy and security relating to our industry’s technology and practices, and any perceived failure to comply with laws and industry self-regulation; restrictions on the use of third-party “cookies,” mobile device IDs or other tracking technologies, which could diminish our platform’s effectiveness; any inability to compete in our intensely competitive market; any significant fluctuations caused by our high customer concentration; any violation of legal and regulatory requirements or any misconduct by our employees, subcontractors, agents or business partners; any strain on our resources, diversion of our management’s attention or impact on our ability to attract and retain qualified board members as a result of being a public company; our dependence, as a holding, of receiving distributions from Direct Digital Holdings, LLC to pay our taxes, expenses and dividends; and other factors and assumptions discussed in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and other sections of our filings with the SEC that we make from time to time. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove to be incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this release to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

About Direct Digital Holdings

Direct Digital Holdings (Nasdaq: DRCT) brings state-of-the-art supply- and demand-side advertising platforms together under one umbrella company. The holding group's supply-side platform Colossus SSP offers advertisers of all sizes extensive reach within general market and multicultural media properties. Its operating companies Huddled Masses and Orange142 deliver significant ROI for middle market advertisers by providing data-optimized programmatic solutions at scale for businesses in sectors that range from energy to healthcare and travel to financial services. Direct Digital Holdings' buy-side solutions manages over 200 clients daily, and the sell-side solution serves over 80,000 advertisers generating over 70 billion impressions per month across display, CTV, in-app, and other media channels.

CONSOLIDATED BALANCE SHEETS

	DECEMBER 31,
	2021	2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,684,431	$1,611,998
Accounts receivable, net	7,871,181	4,679,376
Prepaid expenses and other current assets	1,225,447	223,344
Total current assets	13,781,059	6,514,718

Goodwill	6,519,636	6,519,636
Intangible assets, net	15,591,578	17,545,396
Deferred financing costs, net	96,152	90,607
Other long-term assets	11,508	25,118
Total assets	$35,999,933	$30,695,475

LIABILITIES AND MEMBERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$6,710,015	$3,263,326
Accrued liabilities	1,044,907	1,392,520
Notes payable, current portion	550,000	1,206,750
Deferred revenues	1,348,093	308,682
Related party payables	70,801	70,801
Seller notes payable	-	315,509
Seller earnout payable	-	74,909
Total current liabilities	9,723,816	6,632,497

Notes payable, net of short-term portion and $2,091,732 and $501,796 deferred financing cost, respectively	19,358,268	11,213,697
Mandatorily redeemable non-participating preferred units	6,455,562	9,913,940
Line of credit	400,000	407,051
Paycheck Protection Program loan	287,143	10,000
Economic Injury Disaster Loan	150,000	150,000
Total liabilities	36,374,789	28,327,185

MEMBERS' EQUITY (DEFICIT)
Units, 1,000,000 units authorized at December 31, 2021 and 2020, 34,182 units issued and outstanding as of December 31, 2021 and 2020	4,294,241	4,294,241
Accumulated deficit	(4,669,097)	(1,925,951)
Total members' equity (deficit)	(374,856)	2,368,290

Total liabilities and members' equity (deficit)	$35,999,933	$30,695,475

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31, (unaudited)		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Buy-side advertising	$6,152,552	$5,278,457	$26,127,787	$9,656,165
Sell-side advertising	6,747,940	1,323,054	12,009,075	2,821,354
Total revenues	12,900,492	6,601,511	38,136,862	12,477,519

Cost of revenues
Buy-side advertising	2,446,568	2,028,199	9,927,295	4,864,234
Sell-side advertising	5,431,686	1,090,892	9,780,442	2,440,975
Total cost of revenues	7,878,254	3,119,091	19,707,737	7,305,209

Gross Profit	5,022,238	3,482,420	18,429,125	5,172,310
Operating expenses
Compensation, taxes and benefits	2,387,488	2,009,864	8,519,418	3,334,060
General and administrative	1,310,878	1,247,864	5,525,107	1,848,407
Acquisition transaction costs	-	184,407	-	834,407
Total operating expenses	3,698,366	3,442,135	14,044,525	6,016,874
Income (loss) from operations	1,323,872	40,285	4,384,600	(844,564)
Other (expense) income	(3,446,022)	(568,015)	(5,828,171)	(51,502)
Tax expense (benefit)	(8,648)	30	(63,526)	(12,124)
Net loss	$(2,130,798)	$(527,700)	$(1,507,097)	$(908,190)

Net loss per common unit:
Basic and diluted	$(62.34)	$(15.44)	$(44.09)	$(30.32)
Weighted-average common units outstanding:
Basic and diluted	34,182	34,182	34,182	29,954

CONSOLIDATED STATEMENTS OF CASH FLOWS

	December 31,
	2021	2020
Cash Flows Provided By (Used In) Operating Activities:
Net loss	$(1,507,097)	$(908,190)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of deferred financing costs	356,442	84,629
Amortization of intangible assets	1,953,818	488,454
Loss on early extinguishment of debt	2,663,148	-
Forgiveness of Paycheck Protection Program loan	(10,000)	(277,100)
Paid-in-kind interest	269,260	97,243
Gain from revaluation and settlement of earnout liability	(31,443)	(401,677)
Loss on redemption of non-participating preferred units	41,622	-
Bad debt expense	91,048	8,086
Changes in operating assets and liabilities:
Accounts receivable	(3,282,853)	737,554
Prepaid expenses and other current assets	(1,005,159)	(7,093)
Accounts payable	3,446,689	(516,690)
Accrued liabilities	(273,735)	540,033
Deferred revenues	1,039,411	(490,577)
Related party payable	-	70,801
Net cash provided by (used in) operating activities	3,751,151	(574,527)

Cash Flows Used In Investing Activities:
Cash paid for acquisition of Orange142, net of cash acquired	-	(10,985,849)
Net cash used in investing activities	-	(10,985,849)

Cash Flows Provided By (Used In) Financing Activities:
Proceeds from note payable	22,000,000	12,825,000
Payments of notes payable	(15,672,912)	-
Payments of litigation settlement	-	(210,000)
Proceeds from lines of credit	400,000	1,083,051
Payments on lines of credit	(407,051)	(1,403,000)
Payment of deferred financing costs	(2,190,874)	(677,032)
Proceeds from Paycheck Protection Program loan	287,143	287,100
Proceeds from Economic Injury Disaster Loan	-	150,000
Redemption of Preferred Shares	(3,500,000)	370,789
Payments on seller notes and earnouts payable	(358,975)	(18,318)
Distributions to members	(1,236,049)	(117,508)
Net cash provided by financing activities	(678,718)	12,290,082

Net increase in cash and cash equivalents	3,072,433	729,706

Cash and cash equivalents, beginning of the period	1,611,998	882,292

Cash and cash equivalents, end of the year	$4,684,431	$1,611,998

NON-GAAP FINANCIAL MEASURES

In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), including, in particular operating income, net cash provided by operating activities, and net income, we believe that earnings before interest, taxes, depreciation and amortization (“EBITDA”), as adjusted for acquisition transaction costs, forgiveness of Paycheck Protection Program loans, gain from revaluation and settlement of seller notes and earnout liability, loss on early extinguishment of debt, and loss on early redemption of non-participating preferred units, (“Adjusted EBITDA”), a non-GAAP measure, is useful in evaluating our operating performance. The most directly comparable GAAP measure to Adjusted EBITDA is net loss.

In addition to operating income and net income, we use Adjusted EBITDA as a measure of operational efficiency. We believe that this non-GAAP financial measure is useful to investors for period-to-period comparisons of our business and in understanding and evaluating our operating results for the following reasons:

•	Adjusted EBITDA is widely used by investors and securities analysts to measure a company’s operating performance without regard to items such as depreciation and amortization, interest expense, provision for income taxes, and certain one-time items such as acquisition transaction costs and gains from settlements or loan forgiveness that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired;

•	Our management uses Adjusted EBITDA in conjunction with GAAP financial measures for planning purposes, including the preparation of our annual operating budget, as a measure of operating performance and the effectiveness of our business strategies and in communications with our board of directors concerning our financial performance; and

•	Adjusted EBITDA provides consistency and comparability with our past financial performance, facilitates period-to-period comparisons of operations, and also facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Our use of this non-GAAP financial measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. The following table presents a reconciliation of Adjusted EBITDA to net loss for each of the periods presented:

NON-GAAP FINANCIAL METRICS

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss	$(2,130,798)	$(527,700)	$(1,507,097)	$(908,190)
Add back (deduct):
Amortization of intangible assets	488,454	488,455	1,953,818	488,454
Acquisition transaction costs	-	184,407	-	834,407
Interest expense	751,463	845,130	3,184,029	865,055
Loss on early extinguishment of Debt	2,663,148	-	2,663,148	-
Tax expense	8,648	(30)	63,526	12,124
Forgiveness of Paycheck Protection Program loan	-	-	(10,000)	(277,100)
Gain from revaluation and settlement of seller
notes and earnout liability	-	-	(31,443)	(401,677)
Loss on early redemption of non-participating
preferred units	41,622	-	41,622	-
Adjusted EBITDA	$1,822,537	$990,262	$6,357,603	$613,073

Contacts:

Investors:

Michael Grotell, ICR

Michael.Grotell@icrinc.com

Ashley DeSimone, ICR

Ashley.DeSimone@icrinc.com